May 10, 1996



The Alling & Cory Company
P.O. Box 20403
Rochester, NY  14602-0403



Ladies & Gentlemen:
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     You have requested our opinion regarding the discussions of the material
U.S. federal income tax consequences under the captions "SUMMARY--The Merger-- Certain Federal Income Tax Consequences" and "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" in the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") which will be included in the Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of North Merger Corp., a wholly owned subsidiary of Union Camp Corporation, with and into The Alling & Cory Company.

     In delivering our opinion, we have reviewed the Proxy Statement/Prospectus and have assumed that the statements therein are and will remain true, correct and complete. Any variation or difference in the facts from those set forth or assumed either herein or in the Proxy Statement/Prospectus may affect the conclusions stated herein. Based on the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder and our consideration of other pertinent authorities, all as in effect on the date hereof, it is our opinion that the statements made under the captions "SUMMARY--Certain Federal Income Tax Consequences" and "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" in the Proxy Statement/Prospectus, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects. We express no opinion (i) as to whether such statements address all of the United States federal income tax consequences of the Merger that may be applicable to The Alling & Cory Company, Union Camp Corporation or any particular stockholder of the Alling & Cory Company or (ii) as to the United States federal, state, local, foreign or other tax consequences, other than as set forth in the Proxy Statement/Prospectus under the caption "SUMMARY--Certain Federal Income Tax Consequences" and "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES." There can be no assurance that contrary positions may not be asserted by the Internal Revenue Service.

     This opinion is being furnished in connection with the Proxy
Statement/Prospectus and you may rely upon and refer to it therein. We consent to the filing of this opinion as an exhibit to the Registration Statement and to any references to this opinion in the Proxy
Statement/Prospectus.


                              Very truly yours,



                              Underberg & Kessler, LLP